Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Adds Senior Management as a First Step to Broaden its Mission

MONTREAL--(BUSINESS WIRE)--January 13, 2005 C-Chip Technologies Corporation (OTCBB: CCHI - News; FRANKFURT: CCHI (Frankfurt WKN: 255471)) is pleased to announce the recent appointment of Mr. Guy Chevrette as Chief Operating Officer. Mr. Chevrette brings with him more than 20 years of management and business development experience in the high-technology sector to C-Chip. He is a seasoned business executive with a strong technical background in information technology applied to wireless data communication used to improve enterprise asset management. Mr. Chevrette's function will be to oversee product development and production, as well as marketing and sales for the company.

"I am thrilled to have joined the C-Chip team; I see great potential for development and growth with C-Chip. This is an exciting business opportunity, and I feel privileged to be on board", stated Guy Chevrette.

Highly qualified for this job, Mr. Chevrette holds a bachelor's degree in Electrical and Software Engineering, from the University of Quebec. He has a wealth of experience, from having managed product development programs for the technology center of one of the largest Canadian natural resource companies; also from having managed automation projects for the Canadian Space Agency space station program. In addition, Mr. Chevrette has been founder and CEO of a fleet management and telematics solutions provider which was purchased by a major US company.

Stephane Solis, President & CEO of C-Chip stated: "We are really pleased that Mr. Chevrette has accepted this position with C-Chip. This is the first step in the broadening of the C-Chip mission from a high technology development company to a much wider role in the global risk management field. At a time when we are putting in place a program to broaden considerably C-Chip's mission, Mr. Chevrette is the ideal individual to manage the high-tech arm of C-Chip. His nomination will give me the opportunity to focus more on our very ambitious program for acquisitions that we have put in place over the past few months. We expect to make public, details of our acquisition program in the next few weeks".

About C-Chip Technologies Corporation
C-Chip Technologies Corporation operates in the security industry. We are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. We provide corporations and institutions security solutions for well-identified business needs The Company's goal is to be recognized as a leading provider of security services, credit and asset management solutions used by corporations, financial institutions, insurance companies, car rental companies and urban fleet managers

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

About the C-Chip(TM) Technology
 The C-Chip(TM) technology is a new wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-Chip(TM) technology offer significant opportunities within the security industry, particularly as anti-theft, credit and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com

Contact:
C-Chip Technologies Corporation
Stephane SolisPresident & CEO
(514) 337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.